SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2008

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Independent Drive, Suite 114	32202
Jacksonville, Florida
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of CertainOfficers.

(e)	Compensatory Arrangements of Certain Officers

        Effective January 1, 2008, Regency Centers Corporation entered into an amended severance and change of control agreement with each of its Named Executive Officers: Martin E. Stein, Jr., President and CEO; Mary Lou Fiala, President and COO; Bruce M. Johnson, Managing Director and CFO; and Brian M. Smith, Managing Director and CIO (collectively, the “Amended Agreements”).

        The compensation committee’s review of Regency’s prior severance and change of control agreements and approval of the Amended Agreements was prompted by several factors, including (i) a desire to make Regency’s agreements more shareholder friendly, and (ii) recent changes in tax laws including Internal Revenue Code Section 409A, relating to deferred compensation.

        The Amended Agreements provide benefits following an executive’s separation from service as a result of the Company’s termination of the executive’s employment without cause or the executive’s termination of his or her employment for good reason. In addition, benefits are provided if the executive’s employment is terminated without cause or the executive terminates his or her employment for good reason within two years following a change in control.

        The Amended Agreements incorporate the following material changes:

•	The Amended Agreements contain a new formula for determining the cash bonus payable upon severance or change of control, providing that the executive will receive (i) a specified multiple, as set forth below, of the executive’s average cash bonus over the past 3 years (as opposed to the greater of the most recent cash bonus or the target cash bonus for the current year), plus (ii) subject to approval of the compensation committee, the portion of the cash bonus, if any, accrued by the executive as of the date of termination. The following table shows the applicable multiple (which, as in the prior agreements, also applies to annual base salary):

Executive	Severance Multiple	Change of Control Multiple
Martin E. Stein, Jr.	1.5x	3.0x
Mary Lou Fiala	1.5x	3.0x
Bruce M. Johnson	1.5x	2.0x
Brian M. Smith	1.5x	2.0c

The multiples have not changed for any Named Executive Officer other than Mr. Smith, whose severance multiple was increased from 1.0x to 1.5x in recognition of his promotion to Chief Investment Officer since the date of his original severance and change of control agreement.

•	Salary and bonus will be paid in lump sum after 60 days (instead of over six months, at the Company’s election), subject to required Section 409A deferral if payments over the first 6 months exceed $450,000.

•	The executives may continue health insurance coverage under the Company’s plans for an additional 18 months.

•	The definition of cause has been broadened, and the definitions of change of control and good reason have been conformed to safe harbor definitions in regulations under Section 409A.

•	Income tax and excise tax gross-up payments have been eliminated for Messrs. Stein and Johnson and Ms. Fiala if payments on a change of control would be subject to the excise tax on “parachute payments” imposed by Section 4999 of the Internal Revenue Code. If total payments would exceed the Section 280G limit, payments will be scaled back to just below the Section 280G limit. Gross-up payments will be continued for Mr. Smith until the fifth anniversary of his last promotion (or September 19, 2010), but only with respect to federal excise taxes and provided that total payments pre-gross-up exceed the Section 280G limit by more than 10%. Previously, income and excise tax gross-up payments would be payable if total payments pre-gross-up would exceed the Section 280G limit by more than $25,000.

•	Refinements have been made to the provisions regarding the vesting of unvested equity awards on a change of control. For example, if Regency is not the surviving company, unvested performance shares will be converted to time-vesting shares that cliff vest at the end of the performance period in recognition of the fact that the performance goals may no longer be relevant for the surviving public company.

•	The term has been shortened from 5 years to 3 years.

The foregoing summary is qualified in its entirety by reference to the full text of the 2008 Amended and Restated Severance and Change of Control Agreement for each Named Executive Officer, which agreements are filed as exhibits to this Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        The Company filed an amendment to the Designations of Preferences, Rights and Limitations of the Company’s Series 3 Cumulative Redeemable Preferred Stock (the “Series 3 Stock”) and an amendment to the Designations of Preferences, Rights and Limitations of the Company’s Series 4 Cumulative Redeemable Preferred Stock (the “Series 4 Stock”) with the Florida Department of State, both of which amendments became effective on January 1, 2008. The purpose of each amendment was to eliminate the related series of Regency’s depositary shares, each of which represented one-tenth of a share of underlying preferred stock, by mandatorily exchanging the underlying preferred stock with the depositary shares. The amendments were approved by the board of directors of the Company on October 30, 2007. None of the changes adversely affect the rights or preferences of the holders of outstanding shares of any class or series, and accordingly, stockholder approval was not required.

        The amendment to the Series 3 Stock results in:

•	An increase in the number of shares of Series 3 Stock authorized from 300,000 to 3,000,000 shares;

•	Each share of Series 3 Stock (with a liquidation preference of $250 per share and a redemption price of $250 per share) being converted to 10 shares of Series 3 Stock each having a liquidation preference of $25 per share and a redemption price of $25 per share (“New Series 3 Stock”); and

•	Upon effectiveness of the amendment, each Series 3 depositary share being automatically exchanged for 1 share of New Series 3 Stock.

        The amendment to the Series 4 Stock results in:

•	An increase in the number of shares of Series 4 Stock authorized from 500,000 to 5,000,000 shares;

•	Each share of old Series 4 Stock (with a liquidation preference of $250 per share and a redemption price of $250 per share) being converted to 10 shares of Series 4 Stock each having a liquidation preference of $25 per share and a redemption price of $25 per share (“New Series 4 Stock”); and

•	Upon effectiveness of the amendment, each Series 4 depositary share being automatically exchanged for 1 share of New Series 4 Stock.

        The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Amendment to the Articles of Incorporation for the Series 3 Stock and the Amended and Restated Amendment to the Articles of Incorporation for the Series 4 Stock, which amendments are filed as exhibits to this Form 8-K

Item 9.01	Financial Statements and Exhibits

D.	Exhibits:

3.1	Amended and Restated Amendment to Articles of Incorporation of Regency Centers Corporation Designating the Preferences, Rights and Limitations of 3,000,000 Shares of 7.45% Series 3 Cumulative Redeemable Preferred Stock, effective January 1, 2008 (incorporated by reference to Exhibit 3.1 to Regency Centers Corporation’s Form 8-A filed on December 27, 2007 to register such Preferred Stock).

3.2	Amended and Restated Amendment to Articles of Incorporation of Regency Centers Corporation Designating the Preferences, Rights and Limitations of 5,000,000 Shares of 7.25% Series 4 Cumulative Redeemable Preferred Stock, effective January 1, 2008 (incorporated by reference to Exhibit 3.1 to Regency Centers Corporation’s Form 8-A filed on December 27, 2007 to register such Preferred Stock).

3.3	Restated Articles of Incorporation of Regency Centers Corporation, as amended (incorporated by reference to Exhibit 3.1 to Regency Centers Corporation’s Form 8-A filed on August 28, 2007).

10.1	2008 Amended and Restated Severance and Change of Control Agreement effective January 1, 2008 by and between Regency Centers Corporation and Martin E. Stein, Jr.

10.2	2008 Amended and Restated Severance and Change of Control Agreement effective January 1, 2008 by and between Regency Centers Corporation and Mary Lou Fiala.

10.3	2008 Amended and Restated Severance and Change of Control Agreement effective January 1, 2008 by and between Regency Centers Corporation and Bruce M. Johnson.

10.4	2008 Amended and Restated Severance and Change of Control Agreement effective January 1, 2008 by and between Regency Centers Corporation and Brian M. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)
January 7, 2008	By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Chief Accounting Officer